FITZGERALD & CO., CPAs, P.C.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE: Leatt Corporation

Dear Sir/Madam:

We have read the statements by Leatt Corporation included under Item 4.01 of its Current Report on Form 8-K, dated as of the date hereof, and we agree with such statements in so far as they relate to our firm. We have no basis to agree or disagree with the other statements contained within the Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,

Fitzgerald & Co., CPAs, P.C.

Vienna, Virginia
April 2, 2025

8150 Leesburg Pike • Suite 500 • Vienna, VA 22182
Phone: 703.847.4600 • Fax: 703.356.4821 • Email: fc@fcocpas.com • Website: http://www.fcocpas.com
Members of: American Institute of Certified Public Accountants PCPS/CAQ • Virginia Society of Certified Public Accountants
MGI Association, an international association of independent CPA firms with members in Principal U.S. and International Cities